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                                 TIMELINE, INC.

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (the "Agreement") is made as of May _____, 1996 by and among Timeline, Inc., a Washington corporation (the "Company"), with its principal office at 3055 - 112th Avenue NE, Suite 106, Bellevue, Washington 98004, and the persons listed on the Schedule of Purchasers attached hereto as Exhibit A (the "Purchasers").

                                    Section 1
               Definitions; Authorization; Sale of Common Shares,
                        and Description of Common Shares

         1.1 Definitions. The "Common Shares" are defined herein as the Five Hundred Ten Thousand Two Hundred Four (510,204) shares of common stock, at a par value of $0.01 per share, to be issued by the Company as part of a private placement which is expected to close in May 1996 (the "Private Placement").

         1.2 Authorization. The Company is authorized to issue Twenty Million (20,000,000) shares of common stock at a par value of $0.01 per share (the "Common Stock").

         1.3 Sale of Common Shares. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchasers and the Purchasers agree to purchase from the Company the number of Common Stock specified on the attached Exhibit A.

         1.4 Description of Common Shares. The Common Shares have the following characteristics, all of which are set forth in the Company's Articles of Incorporation, a copy of which is attached hereto as Exhibit B: (a) Conversion
Rights: Holders of Common Shares have no rights to convert their Common Shares into any other security; (b) Dividends: Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Company's Board of Directors, subject to preferential rights of any outstanding preferred stock;
(c) Liquidation Preference: In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock of the Company; (d) Voting Rights: The holders of Common Stock are entitled to one vote for each share of record on all matters submitted to a vote of the shareholders; (e) Registration Rights: The Company shall file a registration statement for the Common Shares to be issued as part of the private placement, and shall utilize its best efforts to complete the registration process within ninety (90) days of closing of the Private Placement (see Section 5.2).

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                                    Section 2
                             Closing Date: Delivery

         2.1 Closing Date. The closing of the purchase and sale of the Stock (the "Closing") shall be held at the offices of Pacific Crest Securities, 111 SW Fifth Avenue, 42nd Floor, Portland, Oregon 97204, at 10:00 a.m., May _____, 1996, or at such other time and place as the Company and the holders of a majority of the Common Shares shall agree. The date of the Closing is hereinafter referred to as the "Closing Date".

         2.2 Delivery. At the Closing, the Company will deliver to each Purchaser a certificate, registered in the Purchasers's name and address as shown on Exhibit A, representing the number of Common Shares to be purchased by such Purchaser. Such delivery shall be against payment of the purchase price therefor by check or wire transfer to the Company's bank account in the amount specified on the attached Exhibit A.

                                    Section 3
                  Representations and Warranties of the Company

         The Company represents and warrants to the Purchasers as of the Closing Date as follows:

         3.1 Organization and Standing. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Washington, and is in good standing as a domestic corporation under the laws of said state.

         3.2 Corporate Power and Authorization. The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to sell and issue the Common Shares and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (a) as rights to indemnification and contribution hereunder may be limited by applicable law, equitable principals or public policy, (b) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (c) as limited by equitable principles generally. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof and the issuance, sale and delivery of the Common Shares by the Company will not materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Articles or Bylaws of the Company or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other material agreement or instrument to which the Company or any of its properties is subject.

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         3.3 Issuance and Delivery of the Common Shares. The Common Shares when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Common Shares is not subject to preemptive or any other similar rights of the shareholders of the Company or any liens or encumbrances.

         3.4 SEC Documents; No Material Adverse Change. The Company has filed in a timely manner all documents that the Company was required to file with the SEC under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the twelve (12) months preceding the date of this Agreement. As of their respective filing dates, all documents filed by the Company with the SEC (the "SEC Documents") complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as applicable. None of the SEC Documents as of their respective dates included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as previously disclosed to the Purchasers, since the date of the financial statements in the most recent SEC Documents, there have not been any changes in the assets, liabilities, financial condition, business prospects or operations of the Company from that reflected in financial statements contained in the SEC Documents, except changes in the ordinary course of business which have not had a material adverse effect on the Company and its subsidiaries considered as one enterprise.

         3.5 NASDAQ and Boston Common Shares Exchange Listing. The Company's common stock is traded on the NASDAQ Small-Cap Market and is listed on the Boston Stock Exchange. The Company will use its reasonable best efforts to maintain the qualification of its common stock for trading on the NASDAQ Small-Cap Market and listing on the Boston Stock Exchange.

                                    Section 4
           Representation, Warranties and Covenants of the Purchasers

         4.1 Authorization. Purchasers have all requisite legal power and capacity and have taken all requisite action to execute and deliver this Agreement, to purchase the Common Shares to be purchased by them and to carry out and perform all of obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Purchasers, enforceable in accordance with its terms, except (a) as rights to indemnification and contribution hereunder may be limited by applicable law, equitable principals or public policy, (b) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (c) as limited by equitable principles generally.

         4.2 Investment Experience. Purchasers are "accredited investors" as defined in Rule 501(a) under the Securities Act. Purchasers are aware of the Company's business affairs and financial condition and have had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Shares. Purchasers have such business and financial experience as is required to give them the capacity to protect their own interests in connection with the purchase of the Shares. Purchasers are not "brokers" or a "dealers" as such terms are defined in the Exchange Act.

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         4.3 Investment Intent. Purchasers are purchasing the Common Shares for their own account as principal for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Purchasers understand that their acquisition of the Common Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchasers' investment intent as expressed herein. Purchasers have, in connection with their decision to purchase the Common Shares, relied solely upon the SEC Documents and the representations and warranties of the Company contained herein. Purchasers will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Common Shares, except in compliance with the Securities Act and the rules and regulations promulgated thereunder.

         4.4 Registration or Exemption Requirements. Purchasers further acknowledge and understand that the Common Shares may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available. Purchasers understand that the certificate(s) evidencing the Common Shares will be imprinted with a legend that prohibits the transfer of the Common Shares unless (a) such transaction is registered, or (b) an opinion reasonably satisfactory to the Company of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

         4.5 No Legal, Tax or Investment Advice. Purchasers understand that nothing in this Agreement or any other materials presented to Purchasers in connection with the purchase and sale of the Common Shares constitutes legal, tax or investment advice. Purchasers have consulted such legal, tax and investment advisors as they, in their sole discretion, have deemed necessary or appropriate in connection with their purchase of the Common Shares.

                                    Section 5
                      Affirmative Covenants of the Company

         The Company hereby covenants and agrees as follows:

         5.1 Financial Information. During the period of time in which the Purchasers hold the Common Shares, the Company shall mail the following reports to the Purchasers:

                  (a) Within one hundred (100) days after the end of each fiscal year, a copy of its Annual Report on Form 10-K.

                  (b) Within fifty-five (55) days after the end of the first, second and third quarterly accounting periods of each fiscal year of the Company, a copy of its Quarterly Report on Form 10-Q.

                  (c) Within ten (10) days after the Company files any Current Report on Form 8-K with the SEC, such Current Report on Form 8-K.

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         5.2      Registration Rights.

                  (a) Not later than the date which is thirty (30) days after the Closing Date hereof, the Company shall prepare and file a registration statement (the "Registration Statement") with the SEC under the Securities Act to register the resale of the Common Shares by the Purchasers and thereafter shall use its reasonable best efforts to secure effectiveness of such Registration Statement within ninety (90) days after the Closing Date.

                  (b) The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and each Purchaser shall pay all of its respective Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Common Shares resold by such Purchasers. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Common Shares and all fees and disbursements of counsel for any Purchasers.

                  (c) In the case of the registration effected by the Company pursuant to these registration provisions, the Company will use its reasonable best efforts to: (i) keep such registration effective until the earlier of (A) the third anniversary of the date hereof, (B) such date as all of the Common Shares have been resold or (C) such time as all of the Common Shares held by the Purchasers can be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 promulgated thereunder ("Rule 144"); (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Common Shares covered by the Registration Statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Purchaser from time to time may reasonably request; (iv) cause the Common Shares to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted; (v) provide a transfer agent and registrar for all Common Shares registered pursuant to the Registration Statement and a CUSIP number for all such Common Shares; (vi) comply with all applicable rules and regulations of the SEC; and (vii) file the documents required of the Company and otherwise use its reasonable best efforts to maintain requisite blue sky clearance in (X) all jurisdictions in which any of the Common Shares are originally sold and (Y) all other states specified in writing by a Purchaser, provided, however, that, as to clause (Y), the Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

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                  (d) The Company shall furnish to each Purchaser upon request a reasonable number of copies of a supplement to or an amendment of the prospectus used in connection with the Registration Statement as may be necessary in order to facilitate the public sale or other disposition of all or any of the Common Shares held by the Purchasers.

                  (e) With a view to making available to the Purchasers the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Purchaser to sell Common Shares to the public without registration or pursuant to a registration statement on Form S-3, the Company covenants and agrees to use its reasonable best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the third anniversary of the date hereof or (B) such date as all of the Common Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and Exchange Act; and (iii) furnish to any Purchaser upon request, as long as the Purchaser owns any Common Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail any Purchaser of any rule or regulation of the SEC that permits the selling of any such Common Shares without registration or pursuant to such registration statement on Form S-3.

                  (f) If, at any time, the Company delivers a certificate in writing to the Purchasers to the effect that a delay in a sale of Common Shares pursuant to the Registration Statement in its then current form is necessary because a sale pursuant to such Registration Statement would not be in the best interests of the Company and its shareholders due to disclosure obligations of the Company, the Company may refuse to permit the Purchasers to resell any Common Shares pursuant to the Registration Statement for an initial period not to exceed thirty (30) days from the date of such certificate. If the Company shall exercise its right to refuse to permit the Purchasers to resell any Common Shares, the Company shall use its reasonable best efforts to amend the Registration Statement if such amendment is necessary to allow such sale, and to take all other actions necessary to allow such sale, and shall notify the Purchasers promptly after it has determined that sales pursuant to the Registration Statement have become permissible. Notwithstanding the foregoing, the Company shall not be entitled to exercise its right to withdraw the registration statement more than three (3) times in any calendar year or for more than two consecutive thirty (30) day periods in any calendar year. Each Purchaser hereby covenants and agrees that it will not sell any Common Shares pursuant to the Registration Statement during the periods the Registration Statement is withdrawn as set forth in this Section 5.2(f).

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         5.3      Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Purchaser from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Purchaser may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in a Registration Statement prepared pursuant to Section 5.2, on the effective date thereof, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will, as incurred, reimburse such Purchaser for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (i) an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, (ii) the failure of such Purchaser to comply with the representations, warranties, covenants and agreements contained in Sections 4 and 6.3 hereof, or (iii) any untrue statement in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchasers prior to the pertinent sale or sales by the Purchasers.

                  (b) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, provided, however, that no Purchaser shall be liable in any such case for any untrue statement included in any Prospectus which statement has been corrected, in writing, by such Purchaser and delivered to the Company before the sale from which such loss occurred, (ii) the failure of such Purchaser to comply with the representations, warranties, covenants and agreements contained in Sections 4 and 6.3 hereof, or (iii) any untrue statement in any prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser, and each Purchaser, severally and not jointly, will, as incurred, reimburse the Company for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

                  (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying

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
person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel reasonably satisfactory to such indemnifying person at the expense of such indemnifying person.

                  (d) If the indemnification provided for in this Section 5.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the net amount received by the Purchasers from the sale of the Common Shares to which such loss relates exceeds the amount of any damages which such Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligation pursuant to this subsection (d) to contribute are several in proportion to their respective sales of Common Shares to which such loss relates and not joint.

                  (e) The obligations of the Company and the Purchasers under this Section 5.3 shall be in addition to any liability which the Company and the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any Purchaser within the meaning of the Act.

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                                    Section 6
                Restrictions on Transferability of Common Shares
                         Compliance with Securities Act

         6.1 Restrictions on Transferability. The Common Shares shall not be transferable in the absence of registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Common Shares in order to enforce the foregoing restrictions.

         6.2 Legends on Common Shares. Purchasers understand that the certificates evidencing the Common Shares may bear the following legends:

                  (a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED NOT WITH A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER. THE TRANSFER AGENT HAS BEEN ORDERED TO EFFECTUATE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTION.

                  (b) Any legend required by any applicable blue sky laws or regulations.

                        The Company need not register a transfer of any Common Shares unless the conditions specified in the foregoing legends are satisfied. Without in any way limiting Purchasers' representations and warranties set forth above, Purchasers further agree that Purchasers shall in no event make any disposition of all or any portion of the Common Shares in the absence of an effective Registration Statement unless and until Purchasers shall have (i) notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) furnished the Company with an opinion of Purchasers' own counsel to the effect that such disposition will not require registration of such Common Shares under the Securities Act, and such opinion of Purchasers's counsel shall have been concurred in by counsel for the Company and the Company shall have advised Purchasers of such concurrence.

         6.3 Transfer of Common Shares After Registration. The Purchasers hereby covenant with the Company not to make any sale of the Common Shares except either (a) in accordance with the Registration Statement, in which case the Purchasers covenant to comply with the requirement of delivering a current prospectus, (b) in accordance with Rule 144, in which case Purchasers covenant to comply with Rule 144, or (c) subject to such conditions as the Company in its sole discretion shall impose, in accordance with another exemption from the registration requirements of the Securities Act. The Purchasers further acknowledge and agree that such

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
Common Shares are not transferable on the books of the Company unless the certificate submitted to the Company's transfer agent evidencing such Common Shares is accompanied by such additional certification, documentation or information as the Company in its sole discretion shall require in order to effect such sale in accordance with the Registration Statement, Rule 144 or such other exemption from the registration requirements of the Securities Act. The legend set forth in Section 6.2 will be removed from a certificate representing Common Shares following and in connection with any sale of Common Shares pursuant to subsection (a) or (b) hereof but not in connection with any sale of Common Shares pursuant to subsection (c).

                                    Section 7
                                  Miscellaneous

         7.1 Waivers and Amendments. With the exception of Sections 5 and 6 hereof, the terms of this Agreement may be waived or amended with the written consent of the Company and a majority of the holders of the Common Shares.

         7.2 Governing Law. This Agreement shall be governed in all respect by and construed in accordance with the laws of the State of Washington without regard to conflicts of laws principles.

         7.3 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and shall survive the Closing.

         7.4 Successors and Assigns. The provisions hereof shall inure to the benefit of, and binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Notwithstanding the foregoing, the Purchasers shall not assign this Agreement without the prior written consent of the Company. The provisions of Sections 5, 6 and 7 hereof shall be binding on and shall inure to the benefit of subsequent holders of the Common Shares, other than subsequent holders purchasing pursuant to a valid registration statement, in which case Purchasers covenant to comply with the requirement of delivery in a current prospectus, or, in the event subsequent holders purchase in accordance with Rule 144, in which case Purchasers covenant to comply with Rule 144.

         7.5 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.

         7.6 Notices, etc. All notices and other communications required or permitted under this Agreement shall be in writing and may be delivered in person, by telecopy, overnight delivery service or United States mail, addressed to the Company or the Purchasers, as the case may be, at their respective addresses set forth at the beginning of this Agreement or on Exhibit A, or at such other address as the Company or the Purchasers shall have furnished to the other party in writing. All notices and other communications shall be effective upon the earlier of (a) actual receipt thereof by the person to whom notice is directed or (b) (i) in the case of notices and communications sent by personal delivery or telecopy, the time such notice or communication arrives at the applicable address or is successfully sent to the applicable telecopy

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
number, (ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication is sent, and (iii) in the case of notices and communications sent by United States mail, five days after such notice or communication is deposited in the United States mail.

         7.7 Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         7.9 Further Assurances. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         7.10 Termination. In the event that the Closing shall not have occurred on or before ninety (90) days from the date hereof, this Agreement shall terminate at the close of business on such date.

         7.11 Expneses. The Company and each such Purchaser shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including fees of legal counsel.


         7.12 Currency. All references to "dollars" or "$" in this Agreement shall be deemed to refer to United States dollars.

         The foregoing agreement is hereby executed as of the date first above written.

"COMPANY"                         TIMELINE, INC., a Washington corporation

                                  By:__________________________________________


                                  Print Name:__________________________________
                                  Title:_______________________________________

"PURCHASER"                       _____________________________________________
                                  Print Name:__________________________________

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